June 6, 2014

China Biologic Products, Inc.

18th Floor, Jialong International Building

19 Chaoyang Park Road

Chaoyang District, Beijing 100125

People’s Republic of China

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by China Biologic Products, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $120,000,000, or the equivalent thereof, of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), warrants to purchase any of the securities described above (the “Warrants”), and units consisting of Common Stock, Preferred Stock, and/or Warrants in any combination (the “Units”) (the Common Stock, the Preferred Stock, the Warrants or the Units are collectively referred to herein as the “Company Securities”). The Registration Statement also relates to the proposed sale by the selling stockholder to be identified in the Registration Statement (the “Selling Stockholder”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the Prospectus and any Prospectus Supplement, of up to an aggregate of 475,000 of shares of Common Stock (the “Selling Stockholder Securities,” and together with the Company Securities referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholder, as applicable, and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Company Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.          With respect to shares of Common Stock that are Company Securities, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Company Security, in accordance with the terms of such Company Security or the instrument governing such Company Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

2.          With respect to shares of the Selling Stockholder Securities, the Selling Stockholder Securities have been duly authorized and are validly issued, fully paid and nonassessable;

3.          With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

4.          With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

5.          With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units and related matters; and (b) the Units have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)          limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)          rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)          general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

For purposes of this opinion, we do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of California, the Delaware General Corporation Law and the Federal laws of the United States of America.

* * *

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati